[PANNELL  KERR  FORSTER  Letterhead]



                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS

Board  of  Directors
Poker.com  Inc.
1502  -  1166  Alberni  Street
Vancouver,  BC  V6E  3Z3
Canada


We consent to the incorporation by reference in the Registration Statement (Form S-8), pertaining to the 1998 Stock Option Plan of Poker.com, Inc., of our report dated March 14, 2000 with respect to the audited consolidated financial statements of Poker.com, Inc. for the year ended December 31, 1999 included in its Form 10-SB filed with the Securities and Exchange Commission.



Vancouver,  Canada
August  16,  2000
                                                            PANNELL KERR FORSTER
                                                           Chartered Accountants